Exhibit 10.11

AMENDED AND RESTATED TECHNOLOGY ACQUISITION AGREEMENT

This Amended and Restated Technology Acquisition Agreement (Agreement) dated effective as of May 30, 2022 (the Effective Date) is by and between AdvEn Industries Inc., an Alberta corporation, with offices located in the City of Edmonton, Province of Alberta (the Corporation) and Tangold Inc., an Alberta corporation, with offices located in the City of Edmonton, Province of Alberta (Acquiror) (collectively, the Parties or each individually, a Party).

WHEREAS:

A.	The Corporation has developed, and is the owner of, the Activated Carbon Technology, the Carbon Fibre Technology, and the Solid Bitumen Technology including the Patent and the Know- How.

B.	The Parties have entered into a Technology Acquisition Agreement dated effective as of February 5, 2021 (Original Agreement), pursuant to which the Acquiror acquired the exclusive right to use and exploit the Carbon Fibre Technology in the Territory and develop, own, and exploit all Improvements related thereto.

C.	The Corporation has granted AdvEn Bitumen Innovation Inc. (Bitumen Innovation) the exclusive right to use and exploit the Solid Bitumen Technology in the Territory and develop, own, and exploit all improvements related thereto, pursuant to a Technology Acquisition Agreement dated effective as of February 5, 2021 (Bitumen Technology Transfer Agreement).

D.	The Acquiror now desires to further acquire all right, title, and interest in the Activated Carbon Technology, Carbon Fibre Technology, and the Solid Bitumen Technology including the Patent and Know-How.

E.	The Acquiror, also desires, upon such further acquisition, to assume and be bound by the Bitumen Technology Transfer Agreement in place of the Corporation.

F.	The Acquiror, also desires, upon such further acquisition, to grant to the Corporation exclusive rights to use and exploit the Patent and the Know-How in the Residual Fields.

G.	The Parties desire to amend and restate the Original Agreement, as set forth herein to reflect the desired changes in their respective rights given such further acquisition.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation

1.1	Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a)	Acquiror has the meaning set forth in the preamble.

(b)	Activated Carbon Technology means the Patents and Know-How, each for use in the field of activated carbons and activated carbon feedstock, including carbonized solid bitumen using solid bitumen as feedstock.

(c)	Agreement has the meaning set forth in the preamble.

(d)	Assignee has the meaning set forth in Section 14.6.

(e)	Assignor has the meaning set forth in Section 14.6.

(f)	Bitumen Innovation has the meaning set forth in the preamble.

(g)	Bitumen Innovation Entity means Bitumen Innovation or its permitted successor or Assignee.

(h)	Business Day means a day other than a Saturday, Sunday, or other day on which commercial banks in Edmonton, Alberta are authorized or required by Law to be closed for business.

(i)	Carbon Fibre Technology means the Patents and Know-How, each for use in the field of carbon fibre and carbon fibre feedstock, including solid bitumen as feedstock for any use, with a melting point greater than or equal to 150 degrees Celsius.

(j)	Confidential Information means all non-public, confidential, or proprietary information of the Disclosing Party, whether in oral, written, electronic, or other form or media, including information that is marked, designated, or otherwise identified as “confidential” and any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary. Confidential Information does not include information that the Receiving Party can demonstrate by documentation: (i) was already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information directly or indirectly from or on behalf of the Disclosing Party; (ii) was or is independently developed by the Receiving Party without reference to or use of any Confidential Information; (iii) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party; or (vi) was received by the Receiving Party from a third party who was not, at the time of receipt, under any obligation to the Disclosing Party or any other Person to maintain the confidentiality of such information. For the avoidance of doubt and subject to above exclusions (i)-(iv), Confidential Information includes the Patents and the Know-How.

(k)	Cost Amount with: (i) respect to the Carbon Fibre Technology acquired pursuant to and in accordance with the Original Agreement, has the meaning given to that term in subsection 248(1) of the ITA, subject to any adjustments to be made pursuant to subsection 85(1) of the ITA; and (ii) respect to the additional rights acquired by the Acquiror under this Agreement, has the meaning given to that term in subsection 248(1) of the ITA, subject to any adjustments to be made pursuant to subsection 85(1) of the ITA.

(l)	Corporation has the meaning set forth in the preamble.

(m)	Disclosing Party has the meaning set forth in Section 9.1.

(n)	Effective Date has the meaning set forth in the preamble.

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(o)	Elected Amount means the amount jointly elected by the Parties pursuant to Section 4.3 below as it relates to the Original Agreement or this Agreement, as the case may be, and as set out in Schedule A.

(p)	Fair Market Value means C$450,000.00, being the fair market value of the Carbon Fibre Technology as at the Effective Date of the Original Agreement, determined by an independent Chartered Business Valuator in good standing with The Canadian Institute of Chartered Business Valuators and C$250,000.00 being the fair market value of the additional rights granted by the Corporation to the Acquiror in connection with this Agreement.

(q)	Governmental Authority means any federal, state, national, supranational, local, or other government, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any regulatory authority), commission, board, or bureau thereof, or any court, tribunal, or arbitrator.

(r)	Improvement means any modification of or improvement or enhancement of the Patent or Know-how.

(s)	Indemnitee has the meaning set forth in Section 12.1.

(t)	Independent Action has the meaning set forth in Section 6.2.

(u)	Infringement has the meaning set forth in Section 7.1.

(v)	ITA means the Income Tax ITA (Canada).

(w)	Know-How means any and all technical information, trade secrets, formulas, prototypes, specifications, directions, instructions, test protocols, procedures, results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs, and other knowledge, information, skills, and materials owned by Corporation and useful in the manufacture, sale, or use of the Products or Process, existing as of the Effective Date.

(x)	Law means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

(y)	Losses means all losses, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees and other litigation costs.

(z)	New Consideration Shares means 1,150,500 class A voting common shares in the authorized capital of Acquiror issued at a deemed issue price of C$0.2173 per share.

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(aa)	Original Consideration Shares means 26,000,000 class A voting common shares in the authorized capital of Acquiror issued at a deemed issue price of C$0.0173 per share.

(bb)	Party has the meaning set forth in the preamble.

(cc)	Patent means any of: (a) the Priority Patent Application; (b) any patent application that claims priority to the patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any foreign counterpart (including Patent Cooperation Treaty application(s)) of any patent or patent application identified in (a), (b) or (c); (e) any supplementary protection certificates, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (a) through (d); and (f) all rights of priority in any of (a) through (e) under international conventions, treaties or otherwise.

(dd)	Person means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

(ee)	Process means any process or part thereof the use, practice, sale, offer for sale, of which would constitute, but for the rights acquired by the Acquiror pursuant to and in accordance with this Agreement, an infringement of any Valid Claim.

(ff)	Products means any service or product, or part thereof the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the rights acquired by the Acquiror pursuant to and in accordance with this Agreement, an infringement of any Valid Claim.

(gg)	Priority Patent Application means U.S. Provisional Patent Application No. 63/092,912.

(hh)	Prosecution Action has the meaning set forth in Section 6.1.

(ii)	Purchase Price Amount means C$250,000.00.

(jj)	Receiving Party has the meaning set forth in Section 9.1.

(kk)	Representatives means a Party’s employees, officers, directors, consultants, and legal advisors.

(ll)	Residual Fields means all fields other than the fields of the Carbon Fibre Technology and the Solid Bitumen Technology. For avoidance of doubt, Residual Fields includes the field of the Activated Carbon Technology.

(mm)	Security Agreements means, together, the general security agreements between the Corporation and: (i) 1367054 Alberta Ltd. dated December 28, 2017; and (ii) JiuHua Investment Holdings Company Limited dated December 24, 2021.

(nn)	Sell-Off Period has the meaning set forth in Section 13.3.

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(oo)	Solid Bitumen Technology means the Patents and Know-How, each for use in the field of solid bitumen, including as feedstock for any use, with a melting point less than 150 degrees Celsius, but specifically excluding use in the respective fields of the Activated Carbon Technology and the Carbon Fibre Technology.

(pp)	Term has the meaning set forth in Section 13.1.

(qq)	Territory means worldwide.

(rr)	Third-party Action has the meaning set forth in Section 12.1.

(ss)	Valid Claim means, on a country-by-country basis, a claim of a pending application, or an unexpired issued or granted patent of the Patents, as long as the claim has not been admitted by Corporation or otherwise caused to be invalid or unenforceable through reissue, disclaimer, or otherwise, or held invalid or unenforceable by a Governmental Authority of competent jurisdiction from whose judgment no appeal is allowed or timely taken.

1.2	Knowledge. Any reference in this Agreement to “the knowledge” of the Corporation or such similar term will be deemed to mean the actual knowledge of Yanguang Yuan including the knowledge that Yanguang Yuan would have had if he had conducted a reasonably diligent inquiry into the relevant subject matter.

1.3	Conditions Precedent. Concurrent with the execution of this Agreement and as a condition precedent to the valid transfer of the Activated Carbon Technology, Carbon Fibre Technology, and the Solid Bitumen Technology including the Patent and Know-How, from the Corporation to the Acquiror: (a) the Acquiror must enter into an agreement, in substantially the form attached hereto as Schedule B, to assume the right and interest of the Corporation in and be bound by the Bitumen Technology Transfer Agreement in place of the Corporation; and (b) the Acquiror must enter into the documentation attached hereto as Schedule C reflecting the terms by which the Acquiror will repay certain indebtedness owing by the Acquiror to the Corporation as at the date of this Agreement.

2.	Patents and Know-How.

2.1         Assignment. Corporation hereby sells, assigns, transfers and sets over to the Acquiror its entire right, title, interest, property and benefit, including any right to sue for past infringements, throughout the Territory, in and to the Activated Carbon Technology, Carbon Fibre Technology and the Solid Bitumen Technology, including, without limitation, the Patent and the Know-How, to be held and enjoyed as fully and exclusively as the same would have been held and enjoyed by the Corporation had this assignment not been made.

2.2         Transfer of Know-How. Promptly after the Effective Date, the Corporation shall deliver the KnowHow to the Acquiror in such form and media as the Acquiror may reasonably request. Upon the Acquiror’s reasonable request, the Corporation shall make available one or more of its technical personnel to provide the Acquiror with reasonable technical assistance concerning the Know-How with reasonable compensation to the Acquiror for the technical personnel’s time and reasonable travel expenses.

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2.3         Improvements.

(a)	All right, title, and interest in any Improvement conceived, made, reduced to practice, or acquired by the Corporation during the Term, and all of the Corporation’s right, title, and interest in any patents and patent applications claiming any such Improvements, will as between the Parties, remain the sole and exclusive property of the Corporation, provided that the Corporation hereby grants to the Acquiror an exclusive, worldwide, royalty-free, transferable, license, with the right to grant sublicenses, under its right, title, and interest in such Improvements, patents, and patent applications in the fields of the Carbon Fibre Technology and the Solid Bitumen Technology. The Corporation shall disclose each Improvement to the Acquiror within 30 days after it is conceived, made, reduced to practice, or acquired.

(b)	All right, title, and interest in any Improvement conceived, made, or reduced to practice, or acquired by the Acquiror during the Term, and all of Acquiror’s patents and patent applications claiming any such Improvements, will as between the Parties, remain the sole and exclusive property of the Acquiror, provided that all such Improvements, patents, and patent applications shall be included within the scope of the grant of license under Section 3.1, limited to Residual Fields (as a Patent in the case of patents and patent applications or as Know-How otherwise), and subject to all of the Acquiror’s rights and obligations hereunder in relation to such grant of license. Acquiror shall disclose each Improvement to the Corporation within 30 days after it is conceived, made, reduced to practice, or acquired.

3.           Licenses.

3.1         Residual Fields. Subject to the terms and conditions of this Agreement, the Acquiror hereby grants, transfers, and conveys to the Corporation, and the Corporation hereby acquires from the Acquiror, during the Term an exclusive, irrevocable, royalty-free, fully paid, worldwide, sublicensable (only in accordance with Section 3.3), transferable (only in accordance with Section 14.6) right and license to use and exploit the Patent and the Know-How, including to make, use, offer to sell, sell, and import Products and to practice Processes, in the Residual Fields.

3.2         Restrictions on the Acquiror. The Acquiror shall neither itself nor grant others the right to make, use, offer to sell, sell, or import Products or Practice the Processes in the Residual Fields during the Term in the Territory.

3.3         Sublicensing. The Acquiror hereby grants, transfers, and conveys to the Corporation the right to sublicense all and any of its rights to and in respect of the Patent and Know-How in the Residual Fields. The granting of any such sublicenses will be at the Corporation’s sole and exclusive discretion and the Corporation will have the sole and exclusive power to determine the identity of any sublicensee, the applicable fees or royalty rates, if any, and other terms and conditions of the sublicense; provided, that the Corporation will ensure that no sublicense may exceed the scope of rights granted to the Corporation pursuant to and in accordance with this Agreement and each sublicensee agrees to be bound by the applicable terms and conditions of this Agreement. The Corporation shall enforce all sublicenses at its own cost and shall be responsible for the acts and omissions of its sublicensees. In the event of the termination of the licenses in accordance with Section 13.2 or expiration of the Term, all sublicense rights will terminate effective as of such termination or expiration of Term, as applicable.

4.           Payments.

4.1         The Parties acknowledge that in consideration for the rights granted, transferred, and conveyed to the Acquiror under the Original Agreement, the Acquiror has paid to the Corporation on a non-refundable basis an amount equal to the Fair Market Value by issuing the Original Consideration Shares to the Corporation.

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4.2         The Parties agree that in consideration for the further rights granted, transferred, and conveyed to the Acquiror hereunder, the Acquiror shall pay to the Corporation an amount equal to the Purchase Price Amount, representing the value of such further rights, by issuing the New Consideration Shares to the Corporation on the Effective Date.

4.3         Section 85(1) Elections.

(a)	The Parties have jointly elected and the Corporation has filed in the prescribed form and within the prescribed time under subsection 85(6) of the ITA and under the corresponding sections of any applicable provincial statute electing an agreed amount with respect to the Original Consideration Shares (as consideration for the acquisition of the rights granted to and acquired by the Acquiror with respect to the Carbon Fibre Technology under the Original Agreement) in accordance with Schedule A, which Elected Amount shall be, pursuant to subsection 85(1) of the ITA, the Corporation’s proceeds of disposition and the Acquiror’s cost of the Carbon Fibre Technology, pursuant to and in accordance with the terms of the Original Agreement.

(b)	The Parties will jointly elect under subsection 85(1) of the ITA in the prescribed form and within the time required by subsection 85(6) of the ITA in respect of the New Consideration Shares. Such election will be prepared by the Corporation and will elect therein the agreed Elected Amount more particularly described in Schedule A, which amount will be deemed to be the Corporation’s proceeds of disposition and the Acquiror’s cost of the acquisition of the further rights contemplated in this Agreement.

4.4         Price Adjustment. In the event of any income tax assessment or reassessment (the Tax Notice) against either the Corporation or the Acquiror with respect to the Original Consideration Shares (as consideration for the acquisition of the rights granted to and acquired by the Acquiror pursuant to the Original Agreement) or with respect to the New Consideration Shares (as consideration for the acquisition of the additional rights granted to and acquired by the Acquiror pursuant to this Agreement) which adjusts:

(a)	the Cost Amount;

(b)	the Elected Amount; or

(c)	the Fair Market Value,

of the Carbon Fibre Technology or the additional rights granted by the Corporation to the Acquiror in connection with this Agreement, as the case may be, then the Party so assessed or reassessed (the First Party) shall immediately give notice to the other Party of the Tax Notice. At the same time the First Party shall indicate whether or not the First Party will pursue a conscientious objection to the Tax Notice. In the event that the First Party does not propose to pursue such objection to the Tax Notice, the other Party shall have 30 days from the receipt of the notice to advise the First Party of its desire to oppose the Tax Notice (the Objecting Party). In that event, the Objecting Party shall have full authority to conscientiously prosecute an objection on behalf of the First Party and the First Party agrees to cooperate fully in respect of such objection, including the filing of documents, attendance at meetings and doing such other acts and things as may reasonably be required by the Objecting Party.

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4.5         In the event that:

(a)	no Party seeks to pursue an objection to the Tax Notice;

(b)	all appeal rights in respect of the Tax Notice have expired without appeals having been taken; or

(c)	a court or tribunal having jurisdiction in the matter has decided to uphold the determination contained in the Tax Notice or has decided that the Cost Amount or the Fair Market Value is an amount (the Court Determined Amount) which is equal to neither the amount set out in the Tax Notice nor value of the Original Consideration Shares or the additional rights granted by the Corporation to the Acquiror in connection with this Agreement, as the case may be, and: (i) all appeal rights in respect of such decision have been exhausted or have expired without appeals having been taken; or (ii) the Parties agree with such decision, then the Cost Amount, the Elected Amount, or the Fair Market Value, as the case may be, of the relevant property or properties set forth in the Tax Notice or, where the Court Determined Amount is different than the amount set forth in the Tax Notice, the Court Determined Amount, shall constitute the Cost Amount, the Elected Amount, or the Fair Market Value of the relevant property or properties in question, so as to effect an automatic adjustment in the Elected Amount or the value of the Original Consideration Shares and/or the New Consideration Shares, as the case may be, if necessary and appropriate. If relevant, the consideration as represented by the Original Consideration Shares and/or the New Consideration Shares shall be adjusted in accordance with the Articles of Incorporation of the Acquiror as registered with the Registrar of Corporations in the Province of Alberta.

4.6         Should an objection to the Tax Notice be initially pursued and the Objecting Party wishes to abandon further pursuit by terminating any negotiations, by accepting a settlement proposal with the Canada Revenue Agency, or by not appealing a judgment of a court of competent jurisdiction, or by any other means whatever, then such Objecting Party shall give full details and immediate notice (Notice to Desist) to the other Party. If within 20 days of receipt of the Notice to Desist, the other Party fails to deliver a notice of its desire to continue such objection (Notice to Continue), then the Objecting Party shall be entitled to consummate the settlement proposal with the Canada Revenue Agency, adopt a judgment, or abandon any further pursuit of the matter. In that event, the Cost Amount, the Elected Amount, or the Fair Market Value as thus determined shall be the Elected Amount (if necessary and appropriate) or amount of the Original Consideration Shares and/or New Consideration Shares, as the case may be. The value of the Original Consideration Shares and/or the New Consideration Shares, as the case may be, shall be adjusted as required. Should a Notice to Continue be delivered as aforesaid by the other Party, the provisions of this paragraph shall apply mutatis mutandis thereto.

4.7         It is the intention of the Parties that the transaction contemplated by the Original Agreement and this Agreement take place on a tax-deferred basis, such that no capital gains shall be realized by the Corporation on its disposition of the Carbon Fibre Technology pursuant to the Original Agreement and that no capital gains shall be realized by the Corporation on its disposition of the additional rights granted to the Acquiror in connection with this Agreement, and this Article 4 shall be interpreted on such basis. For greater certainty, unless otherwise agreed between the Parties, where the application of this Article 4 results in an adjustment to the Cost Amount of the relevant property in question, the Elected Amount shall, if reasonable or appropriate, be adjusted on a retroactive basis to be equal to such amount as would give effect to the joint intention expressed in this Article 4, and either the Corporation and the Acquiror may make such filings as may be necessary to give effect to such adjustment to the Elected Amount.

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5.           Records and Audit.

5.1         Corporation is not required to maintain record(s) for the benefit of the Acquiror.

5.2         Corporation is not required to conduct an audit, or permit an auditor to audit, for the benefit of the Acquiror.

6.           Patent Prosecution and Maintenance.

6.1         Patent Prosecution and Maintenance. Subject to Section 6.2, for each patent application and patent included within the Patents, the Acquiror shall:

(a)	prepare, file, prosecute, and maintain all applications and registrations for the Patent (each a Prosecution Action), including without limitation selection of filing jurisdictions and any amendment, using reasonable care and skill and using counsel reasonably acceptable to Corporation;

(b)	shall solicit and consider in good faith all input including request of Corporation in making decisions relating to Prosecution Actions, but is permitted to give equal weight to the input of the Corporation, input of the Bitumen Innovation Entity, and Acquiror’s own input;

(c)	keep the Corporation informed of the filing and progress of all aspects of the prosecution of such patent application and the issuance of patents from any such patent application;

(d)	provide the Corporation with a copy of such patent application, amendments thereto, and other related correspondence to and from patent offices, and, to the extent reasonably practicable, permit the Corporation an opportunity to offer its input thereon before making a submission to a patent office, and the Acquiror shall consider such input in good faith pursuant to Section 6.1(b);

(e)	consult with the Corporation concerning any decisions that could affect the scope or enforcement of any issued claims or the potential abandonment of such patent application or patent and permit the Corporation an opportunity to offer its input before implementing any such decisions, and the Acquiror shall consider such input in good faith pursuant to Section 6.1(b); and

(f)	notify the Corporation in writing of any changes in the scope or status of such patent or patent application.

6.2         Independent Action. In the event that the Acquiror declines to take a Prosecution Action, as requested by the Corporation:

(a)	the Acquiror shall notify the Corporation in writing, to the extent possible, at least 30 days in advance of the due date of the declined Prosecution Action; and

(b)	the Corporation has the right to require the Acquiror to take the declined Prosecution Action provided that the Corporation agree to bears all costs for the Prosecution Action (the Independent Action). The Acquiror shall take the Independent Action at the Corporation’s request, to the extent reasonable and to the extent the Independent Action does not prejudice the rights of the Acquiror.

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6.3         Costs. Subject to Section 6.2, the Parties agree that all reasonable expenses incurred by the Acquiror after the Effective Date for Prosecution Actions will be shared in equal parts by the Corporation, the Acquiror, and the Bitumen Innovation Entity, with the exception of expenses for Independent Actions pursuant to Section 6.2 which shall be borne solely by the Corporation. The Corporation shall reimburse the Acquiror for its portion of the foregoing expenses within 30 days receiving from the Acquiror documentation evidencing such expenses.

7.           Enforcement of Intellectual Property Rights.

7.1         Notice of Infringement or Third-Party Claims. If either Party becomes aware of any suspected infringement of any Patent in the Residual Field by a third party in the Territory (an Infringement), such Party shall promptly notify the other Party and provide it with all details of such Infringement, as applicable, that are known by such Party.

7.2         Right to Bring Action. The Acquiror shall have the first right, but not the obligation, to take action in the prosecution, prevention, or termination of any Infringement. If the Acquiror does not take action in the prosecution, prevention, or termination of any Infringement pursuant to this Section 7.2, and has not commenced negotiations with the infringer for the discontinuance of said Infringement, within 90 days after receipt of notice to the Acquiror by the Corporation of the existence of an Infringement, the Corporation may elect to do so.

7.3         Cooperation, Recovery, and Settlement. In the event a Party undertakes the enforcement of any intellectual property rights in accordance with Section 7.2:

(a)	the other Party shall provide all reasonable cooperation and assistance, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and being joined as a party to such action as necessary to establish standing, provided that such Party reimburses the other Party promptly for any costs and expenses incurred in connection with providing such assistance, including reasonable attorneys’ fees; and

(b)	such Party may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the prior written approval of the other Party, provided that the Corporation shall not settle any such suit, action, or other proceeding in a manner that adversely affects the rights of the Acquiror concerning the Carbon Fibre Technology without the Acquiror’s prior written consent.

7.4         Recovery. Any recovery, damages, or settlement funds derived from enforcement of intellectual property rights in accordance with Section 7.2 will be retained by the enforcing Party.

7.5         Invalidity or Unenforceability. If any suit, action, or other proceeding alleging invalidity or unenforceability of any patent claim with the Patents is brought against the Corporation or any sublicensee, the Corporation shall promptly notify the Acquiror in writing and the Acquiror, at its option, will have the right, within 30 days of receiving such notice, to take over the sole defense of the invalidity and/or unenforceability aspect of the suit, action, or other proceeding at its own expense.

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8.           Compliance with Laws.

8.1         Recordation of Agreement. If recordation of this Agreement or any part of it with a national or supranational Governmental Authority is necessary for the Acquiror to fully enjoy the rights, privileges, and benefits of this Agreement, then the Acquiror may, at its own expense, record this Agreement or all such parts of this Agreement and information concerning the rights granted to the Acquiror hereunder with each such appropriate national or supranational Governmental Authority.

9.           Confidentiality.

9.1         Confidentiality Obligations. Each Party (the Receiving Party) acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other Party (the Disclosing Party). As a condition to being furnished with Confidential Information, the Receiving Party shall:

(a)	not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and

(b)	maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 9.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its Representatives who:

(i)	have a need to know the Confidential Information for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this Agreement;

(ii)	have been apprised of this restriction; and

(iii)	are themselves bound by written nondisclosure agreements at least as restrictive as those set out in this Article 9, provided further that the Receiving Party will be responsible for ensuring its Representatives’ compliance with, and will be liable for any breach by its Representatives of, this Article 9.

(c)	use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

9.2         Exceptions. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

(a)	provide prompt written notice to the Disclosing Party so the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under Article 9; and

(b)	disclose only the portion of Confidential Information it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance under Article 9, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

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10.         Representations and Warranties.

10.1       Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)	it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b)	it has, and throughout the Term will retain, the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement has been validly executed and delivered, and it and all other documents executed and delivered by or on behalf of such Party pursuant hereto shall constitute legal, valid and binding obligations of such Party enforceable in accordance with their respective terms and conditions, except as such enforceability may be limited by Laws affecting the enforcement of creditors’ rights;

(c)	the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and

(d)	when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms, except as such enforceability may be limited by Laws affecting the enforcement of creditors’ rights.

10.2       Corporation’s Representations and Warranties. Corporation represents and warrants that:

(a)	with the exception of any right, title, or interest subject of the Bitumen Technology Transfer Agreement, it is the sole legal and beneficial owner of, and owns all the rights and interests in and to the Activated Carbon Technology, Carbon Fibre Technology and the Solid Bitumen Technology and, by virtue of the assignment of Section 2.1, Acquiror shall be the sole and exclusive owner of the entire right, title, and interest in and to the Activated Carbon Technology, Carbon Fibre Technology and the Solid Bitumen Technology, including the Patent and the Know-How, free and clear of any pledges, liens, charges, adverse claims or encumbrances of any kind or character whatsoever;

(b)	it has the right to assign, grant, transfer and convey the rights assigned, granted, transferred, and conveyed to the Acquiror hereunder;

(c)	with the exception of any right, title, or interest subject of the Bitumen Technology Transfer Agreement or the Security Agreements, it has not granted, and is not under any obligation to grant, to any third party any license, lien, option, encumbrance, or other contingent or non-contingent right, title, or interest in or to the Patent and Know-How;

(d)	with the exception of any right, title, or interest subject of the Bitumen Technology Transfer Agreement or the Security Agreements, the Corporation has not granted to any person any right, license or permission to use all or any portion of, or otherwise encumbered any of its rights in, or to, any of the Activated Carbon Technology, Carbon Fibre Technology or the Solid Bitumen Technology. There are no outstanding rights of first refusal or other pre-emptive rights of license or purchase which entitle any person to acquire any of right to or interest in any of the Activated Carbon Technology, Carbon Fibre Technology or the Solid Bitumen Technology, including the Patent or the KnowHow, that will be triggered or accelerated by the completion of the transactions contemplated by this Agreement.

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(e)	neither the execution and delivery of this Agreement nor the assignment in accordance with the provisions of this Agreement constitute a default under, or result in a contravention or breach of:

(i)	any applicable Law; or

(ii)	any agreement or instrument to which the Corporation is a party or by which it is bound;

(f)	no shareholder, debtholder or other third party consents, approvals or authorizations of any nature are required to be obtained in connection with the transactions contemplated by this Agreement that have not yet been obtained;

(g)	to Corporation’s knowledge, no third party intellectual property rights have been violated or will be violated upon Corporation entering into or performing this Agreement. To Corporation’s knowledge, none of the Activated Carbon Technology, Carbon Fibre Technology and the Solid Bitumen Technology, including the Patent and the Know-How, infringe, misappropriate, or otherwise violate any third party intellectual property rights;

(h)	it has not entered into, and will not enter into, any other agreement with a third party in conflict or inconsistent with the terms and conditions of this Agreement;

(i)	the Corporation has taken all reasonable steps to protect its rights in and to the Activated Carbon Technology, the Carbon Fibre Technology, and the Solid Bitumen Technology, in each case in accordance with industry practice;

(j)	no claims have been asserted or are threatened by any person alleging that the conduct of the Corporation’s business, including the use of the intellectual property owned by, licensed to or used by the Corporation, infringes upon any of their intellectual property rights. To the knowledge of the Corporation, there are no valid grounds for any such bona fide claims by any such persons alleging a conflict with or infringement of their Intellectual property rights. There is no settled, pending, or to the Corporation’s knowledge threatened litigation, challenge, claim, or proceeding alleging that any Patent is invalid or unenforceable, and it has no knowledge after reasonable investigation of any factual, legal, or other reasonable basis for any such litigation, challenge, claim, or proceeding; and

(k)	all current and former employees and consultants of the Corporation whose duties or responsibilities relate to the Activated Carbon Technology, the Carbon Fibre Technology, or the Solid Bitumen Technology have entered into confidentiality, intellectual property assignment and proprietary information agreements with and in favour of the Corporation. Each such person has waived its non-assignable rights (including moral rights) to any intellectual property created by it on behalf of the Corporation.

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10.3       Acquiror’s Representations and Warranties. Acquiror represents and warrants that:

(a)	as of the Effective Date and immediately prior to the issuance of the New Consideration Shares to the Corporation, the only securities issued and outstanding in the authorized capital of the Acquiror, calculated on a non-diluted and fully-diluted basis, will be an aggregate of 78,000,000 class A voting common shares in the authorized capital of Acquiror;

(b)	on the Effective Date, the New Consideration Shares will be validly issued, fully paid, and non-assessable shares in the authorized capital of the Acquiror;

(c)	on the Effective Date, the Corporation will become the legal and beneficial owner of the New Consideration Shares and will own the New Consideration Shares free and clear of any pledges, liens, charges, adverse claims or encumbrances of any kind or character whatsoever;

(d)	no Person, other than the Corporation pursuant to this Agreement, has any agreement or option or any right capable of becoming an agreement or option to acquire the New Consideration Shares;

(e)	no shareholder, director, debtholder or other third party consents, approvals or authorizations of any nature are required to be obtained in connection with the transactions contemplated by this Agreement that have not yet been obtained;

(f)	the Acquiror will retain, throughout the Term, the right to grant, transfer and convey the rights granted, transferred, and conveyed to the Corporation hereunder;

(g)	neither the execution and delivery of this Agreement nor the issuance of the New Consideration Shares in accordance with the provisions of this Agreement constitute a default under, or result in a contravention or breach of:

(i)	any applicable Law; or

(ii)	any agreement or instrument to which the Acquiror is a party or by which it is bound; and

(h)	the Acquiror is not a non-Canadian resident as contemplated by the ITA.

11.         Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE CORPORATION NOR THE ACQUIROR WILL BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE AND THE PARTY AGAINST WHOM LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED REMEDY OF ITS ESSENTIAL PURPOSE.

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12.         Indemnification.

12.1       Indemnification. Each Party (the Indemnitor) shall indemnify, defend, and hold harmless the other Party and its officers, directors, employees, agents, successors, and assigns (each, an Indemnitee) against all Losses arising out of or resulting from any third-party claim, suit, action, or proceeding (each a Third-Party Action) related to, arising out of, or resulting from Indemnitor’s breach of any representation, warranty, covenant, or obligation under this Agreement.

12.2       Corporation’s Indemnification. The Corporation shall indemnify defend, and hold harmless the Acquiror and its officers, directors, employees, agents, successors, and assigns against all Losses arising out of or resulting from any Third-party Action related to, arising out of, or resulting from the Corporation’s use, sale, transfer, or other disposition by the Corporation or its sublicensee of the Products or the Process.

12.3         Indemnification Procedure. An Indemnitee shall promptly notify the Indemnitor in writing of any Third-party Action and cooperate with Indemnitor at the Indemnitor’s sole cost and expense. The Indemnitor shall immediately take control of the defense and investigation of the Third-party Action and shall employ counsel reasonably acceptable to Indemnitee to handle and defend the same, at the Indemnitor’s sole cost and expense. The Indemnitor shall not settle any Third-party Action in a manner that adversely affects the rights of any Indemnitee without the Indemnitee’s prior written consent. The Indemnitee’s failure to perform any obligations under this Section 12.3 shall not relieve the Indemnitor of its obligation under this Section 12.3 except to the extent the Indemnitor can demonstrate that it has been materially prejudiced as a result of the failure. The Indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

13.         Term.

13.1       Term. This Agreement is effective as of the Effective Date and, subject to the termination of the licenses in accordance with Section 13.2, will continue in full force and effect on a Product-by-Product and country-by-country basis until the expiration of the last to expire Valid Claim of a Patent in such country (the Term).

13.2       Termination. The Corporation may terminate the licenses contemplated by Section 3 of this Agreement at any time without cause, and without incurring any additional obligation, liability, or penalty, by providing at least 60 days’ prior written notice to the Acquiror. For greater certainty, termination of the licenses in accordance with this Section shall in no way reverse or impair the assignment of rights to the Acquiror under Section 2.1. Upon termination of such licenses in accordance with this Section, the rights and obligations of the Parties as set forth in Sections 2.3, 3.1, 3.2, 3.3, 6, 7 shall be of no further force or effect.

13.3       Sell-Off Period. For a period of 90 days after the effective date of the termination of the licenses in accordance with Section 13.2 (the Sell-Off Period), the Corporation and its sublicensees, will have the right to sell or otherwise dispose of all existing Products in its possession, custody, or control and to complete the manufacture of and sell or otherwise dispose of all Products in the course of manufacture as of the effective date of termination, in each case, in accordance with the applicable terms and conditions of this Agreement.

13.4       Survival. The rights and obligations of the Parties set forth in this Section 13.4 and Section 1 (Interpretation), Section 9 (Confidentiality), Section 10 (Representations and Warranties), Section 11 (Exclusion of Consequential and Other Indirect Damages), Section 12 (Indemnification), Section 13.3 (Sell-off Period) and Section 14 (Miscellaneous), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive expiration of the Term, will survive any such expiration.

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14.         Miscellaneous.

14.1       Further Assurances. Each Party shall, upon the reasonable request, and at the sole cost and expense, of the other Party, execute such documents and take such further actions as may be necessary to give full effect to the terms of this Agreement.

14.2       Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.

14.3       No Public Statements. Neither Party may issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement or, unless expressly permitted under this Agreement, otherwise use the other Party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of the other Party.

14.4       Notices. All notices, requests, consents, claims, demands, waivers, and other communications (other than routine communications having no legal effect) must be in writing and sent to the respective Party at the addresses indicated below (or such other address for a Party as may be specified in a notice given in accordance with this Section 13.4):

If to Corporation:	9407-3 20 Avenue NW Edmonton, Alberta T6N 1E5 Telephone: +1 (780)-395-7919 E-mail: yanguang.yuan@adven-industries.com Attention: Yanguang Yuan

If to Acquiror:	1400, 350 – 7 Avenue SW Calgary, Alberta T2P 3N9 Telephone: +1 (780)-395-7919 E-mail: weixing.chen@adven-industries.com Attention: Weixing Chen

Notices sent in accordance with this Section 14.4 will be deemed effective: (a) when received or delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

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14.5       Entire Agreement. This Agreement, together with all Schedules and any other documents incorporated herein by reference, amends, restates, and replaces the Original Agreement in its entirety, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions of this Agreement and those of any Schedule or other document, the following order of precedence will govern: (a) first, this Agreement, excluding its Schedules; and (b) second, the Schedules to this Agreement as of the Effective Date.

14.6       Assignment. Each Party (the Assignor) may freely assign or otherwise transfer all of its rights, or delegate or otherwise transfer all of its obligations or performance, under this Agreement to a third party

(the Assignee) without the other Party’s consent provided the Assignee agrees to all the covenants and obligations of this Agreement and takes the place of the Assignor with respect to this Agreement. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective permitted successors and assigns. No delegation or other transfer will relieve a Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 14.6 is void.

14.7       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under, or by reason of this Agreement.

14.8       Amendment; Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

14.9       Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.10     Legal Advice.

(a)	Each Party acknowledges, confirms, and agrees that Lindsey MacCarthy LLP (LinMac):

(i)	has acted as legal counsel to both Parties on various matters prior to the Effective Date, including the transactions pursuant to which the Acquiror acquired the Carbon Fibre Technology from the Corporation under the Original Agreement;

(ii)	is currently acting as the Corporation’s legal counsel on various matters;

(iii)	is currently acting as the Acquiror’s legal counsel on various matters;

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(iv)	has been involved in the preparation of this Agreement jointly on behalf of the Parties at the Parties’ request; and

(v)	will continue to act as legal counsel to each of the Parties from time to time after the Effective Date on various matters.

(a)	Notwithstanding that LinMac has been involved in the preparation of this Agreement jointly on behalf of the Parties at the Parties’ request, each Party: (i) has had the opportunity to seek and was not prevented nor discouraged by any person from seeking independent legal, tax, and financial advice prior to the execution and delivery of this Agreement; and (ii) agrees that any failure to obtain independent legal advice shall not be used as a defence to the enforcement of its obligations under this Agreement or the basis of a claim against any person.

(b)	The Parties consent and agree to LinMac acting as legal counsel to the Corporation in any dispute arising under or in connection with this Agreement, even though the interests of the Corporation may be directly adverse to the interests of the Acquiror. The Parties further consent and agree to any communication by LinMac to the Corporation in connection with any such representation of any fact known to LinMac arising by reason of LinMac’s prior representation of the Acquiror.

(c)	In connection with the provisions of this Section 14.10, each Party hereby irrevocably waives and agrees not to assert any conflict of interest arising from or in connection with:

(i) LinMac’s prior representation of the other Party; and (ii) LinMac’s representation of the other Party after the Effective Date.

14.11     Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without regard to conflict of law principles. Any claim or dispute arising from or under this Agreement must be brought in the City of Edmonton, Alberta and each Party attorns to the jurisdiction of the courts of Alberta with respect to any claim or dispute arising from this Agreement.

14.12     Counterparts. This Agreement may be executed in one or more counterparts, including counterparts executed by way of electronic signature, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. The Parties shall be entitled to rely on delivery of a copy delivered by facsimile or other means of electronic transmission (including by way of DocuSign or other similar application) of the executed Agreement and such electronically transmitted copy shall be legally effective to create a valid and binding agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized representatives.

ADVEN INDUSTRIES INC.

Per:	/s/ R. Michael Steele

Name: R. Michael Steele
Title: Chief Financial Officer

Per:	/s/ Arni Johannson

Name: Arni Johannson
Title: Director

TANGOLD INC.

Per:	/s/ Weixing Chen

Name: Weixing Chen
Title: Director

Per:	/s/ Yanguang Yuan

Name: Yanguang Yuan
Title: Director

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SCHEDULE A

Elected Amount in connection with the Original Agreement

Property Transferred:

Property Transferred	Cost Amount	Elected Amount	Fair Market Value
Carbon Fibre Technology	C$[•]	C$[•]	C$450,000.00

Consideration Received:

Number and Class of Original Consideration Shares	Cost Amount	Paid Up Capital	Fair Market Value
26,000,000 class A voting common shares in the authorized capital of the Acquiror	C$[•]	C$[•]	C$450,000.00

Elected Amount in connection with this Agreement

Property Transferred:

Property Transferred	Cost Amount	Elected Amount	Fair Market Value

The Corporation’s remaining interest in the Activated Carbon

Technology, Carbon Fibre

Technology and the Solid Bitumen Technology, including the Patent and Know-How, but subject to the terms of this

Agreement

	C$[•]	C$[•]	C$250,003.65

Consideration Received:

Number and Class of New Consideration Shares	Cost Amount	Paid Up Capital	Fair Market Value
1,150,500 class A voting common shares in the authorized capital of the Acquiror	C$[•]	C$[•]	C$250,003.65

20

SCHEDULE B

Assignment and Assumption Agreement

(see attached)

21

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated effective as of May ____, 2022 (the Effective Date) is by and between AdvEn Industries Inc., an Alberta corporation, with offices located in the City of Edmonton, Province of Alberta (Assignor), Tangold Inc., an Alberta corporation, with offices located in the City of Edmonton, Province of Alberta (Assignee), and AdvEn Bitumen Innovation Inc., an Alberta corporation, with offices located in the City of Edmonton, Province of Alberta (Adven Bitumen) (collectively, the Parties or each individually, a Party).

WHEREAS:

A.	The Assignor and Adven Bitumen are parties to a Technology Acquisition Agreement dated effective as of February 5, 2021, attached hereto as Schedule A (Technology Acquisition Agreement), pursuant to which the Assignor granted, transferred, and conveyed to Adven Bitumen certain rights to use and exploit technology and intellectual property.

B.	The Assignee has acquired all rights, title and interest in the technology and intellectual property subject of the Technology Acquisition Agreement.

C.	The Assignor desires to assign its right and interest in the Technology Acquisition Agreement to the Assignee.

D.	The Assignee desires, in consideration of the assignment of the Technology Acquisition Agreement being accepted by Adven Bitumen, to give its covenant to Adven Bitumen to carry out and fulfill all the covenants and conditions in the Technology Acquisition Agreement as agreed by the Assignor.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           The Assignor and Adven Bitumen each represent to the Assignee that the Technology Acquisition Agreement is unamended and in full force and effect, and that neither Assignor nor Adven Bitumen is breach of its obligations thereunder.

2.           Each of the Parties represents to the other Parties that the execution of this Assignment and Assumption Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party.

3.           The Assignor hereby assigns, transfers and sets over unto the Assignee all of the Assignor’s right and interest in and to the Technology Acquisition Agreement and all benefit and advantage to be derived therefrom, to have and to hold the same unto the Assignee for the Assignee’s sole use and benefit absolutely subject to the performance and observance thereafter by the Assignee of the terms, covenants and conditions contained in the Technology Acquisition Agreement.

4.           The Assignee accepts the assignment of the Technology Acquisition Agreement and covenants and agrees with the Assignor and Adven Bitumen that the Assignee shall be bound by, observe and perform all of the covenants and obligations of the Assignor relating to the Technology Acquisition Agreement, to the same extent as if the Assignee was named as a party to the Technology Acquisition Agreement in the place and stead of the Assignor.

5.           The Assignor agrees with Adven Bitumen that neither the execution of this Assignment and Assumption Agreement nor the acceptance thereof by Adven Bitumen shall in any way release it from any of its liabilities or obligations whatsoever and now existing or hereafter arising pursuant to the Technology Acquisition Agreement.

6.           Adven Bitumen consents to the within assignment of the Technology Acquisition Agreement provided that neither that consent, nor anything else in this agreement, shall release, relieve or discharge the Assignor from any covenant, obligation or liability accruing on its part under the Technology Acquisition Agreement; and covenants and agrees that the Assignee shall be entitled to hold and enforce all of the rights, benefits and privileges of the Assignor under the Technology Acquisition Agreement, and shall be entitled to perform all of the covenants and obligations of the Assignor under the Technology Acquisition Agreement.

7.           The addresses of the Assignee for notices and other communications under the Technology Acquisition Agreement shall be:

1400, 350 – 7 Avenue SW, Calgary, Alberta, T2P 3N9

Telephone: +1 (780)-395-7919

E-mail: yanguang.yuan@adven-industries.com

Attention: Yanguang Yuan

8.           Each of the Parties hereto shall from time to time and at all times hereafter do and perform all such further acts, and execute and deliver all such further assignments, notices, releases and other documents and instruments, and give all such further assurances, as may reasonably be required to more fully effect and assure the assignment and assumption of the Technology Acquisition Agreement and the terms of this Assignment and Assumption Agreement.

9.           This Assignment and Assumption Agreement shall enure to the benefit of and be binding upon Parties hereto and their respective successors and permitted assigns.

10.         This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without regard to conflict of law principles. Any claim or dispute arising from or under this Assignment and Assumption Agreement must be brought in the City of Edmonton, Alberta and each party attorns to the jurisdiction of the courts of Alberta with respect to any claim or dispute arising from this Assignment and Assumption Agreement.

11.         This Assignment and Assumption Agreement may be executed in one or more counterparts, including counterparts executed by way of electronic signature, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. The Parties shall be entitled to rely on delivery of a copy delivered by facsimile or other means of electronic transmission (including by way of DocuSign or other similar application) of the executed agreement and such electronically transmitted copy shall be legally effective to create a valid and binding agreement

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2

IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed as of the date first written above by their respective duly authorized representatives.

ADVEN INDUSTRIES INC.

Per:	/s/ Yanguang Yuan
Name: Yanguang Yuan
Title: Director

TANGOLD INC.

Per:	/s/ Weixing Chen
Name: Weixing Chen
Title: Director

ADVEN BITUMEN INNOVATION INC.

Per:	/s/ Yanguang Yuan
Name: Yanguang Yuan
Title: Director

3

SCHEDULE A

See attached.

4

SCHEDULE C

Promissory Note and Letter Agreement

(see attached)

22

UNSECURED GRID PROMISSORY NOTE

ISSUE DATE: May [•], 2022

For value received, the undersigned, Tangold Inc. (the Debtor), acknowledges itself indebted to and does hereby unconditionally promise to pay to, or to the order of AdvEn Industries Inc. (the Lender), the aggregate amount of the principal advances made by the Lender to the Debtor from time to time as recorded on the grid attached hereto as Schedule “A” (the Grid Table) in lawful money of Canada (collectively, the Principal Amount) together with interest, if any, as follows:

1.	Recording of Indebtedness. The Debtor acknowledges, confirms and agrees with the Lender that the Lender is hereby authorized and instructed to record the date, amount, amount unpaid, interest rate and aggregate unpaid balance of or in respect of any advances outstanding as of the date hereof and of each and every further advance and re-advance by the Lender to the Debtor made in connection herewith within the Grid Table, and that, in the absence of conclusive evidence to the contrary, all amounts recorded by the Lender in the Grid Table will be valid and binding upon the Debtor and will be conclusive evidence of the Principal Amount and interest, if any, owing by the Debtor to the Lender from time to time in connection with this promissory note (the Note). The Lender will forward written notice, including notice by e-mail or other electronic transmission, of any recording made in respect of the Grid Table to the Debtor.

2.	Maturity. Unless otherwise consented to in writing by the Lender in the Lender’s full and unfettered discretion, the Principal Amount, other than the Initial Advanced Amount as defined in the Grid Table, shall be paid in full within 10 calendar days written notice from the Lender in respect thereof. Notwithstanding the foregoing, the Debtor acknowledges and agrees that it must repay the Initial Advanced Amount to the Lender by the date that is no later than the earlier of: (i) 2 business days following the completion of an equity financing of 2396723 Alberta Ltd., operating as Thread Innovations, or an affiliate thereof, for minimum proceeds of $2.0 million; and (ii) 120 calendar days after the Issue Date referenced above.

3.	Interest. Unless otherwise provided for in the Grid Table and agreed to by the Debtor, the Principal Amount shall not bear interest.

4.	Pre-Payment. The Debtor shall have the right to pay any or all amounts owing hereunder at any time prior to the applicable maturity date as determined in accordance with Section 2 hereof without notice, bonus, or penalty.

5.	Unsecured Obligation. This Note shall be an unsecured obligation of the Debtor.

6.	Waiver. The Debtor hereby waives presentment for payment, notice of non-payment, protest, and notice of protest and any other condition precedent to action against it for the payment of any and all indebtedness owing under this Note. The failure of the Lender to exercise any of the Lender’s rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

7.	Assignment. The Lender may not assign or transfer any or all of its rights, title, or interest in, to and under this Note to any person without the prior written consent of the Debtor, which consent may not be unreasonably withheld, delayed, or conditioned. The Debtor shall not assign any or all of its obligations hereunder without the prior written consent of the Lender.

8.	Enurement. This Note shall be binding upon the Debtor and shall enure to the benefit of the Lender and their respective successors and permitted assigns.

9.	Severability. If any provision of this Note is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. To the extent permitted by applicable law the Debtor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

10.	Governing Law and Attornment. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The Debtor hereby attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Alberta.

11.	Execution. This Note may be executed by way of electronic signature. The Lender shall be entitled to rely on a copy delivered by facsimile or other means of electronic transmission (including by way of DocuSign or other similar application) and such electronically transmitted copy shall be legally effective to create a valid and binding obligation. Notwithstanding the foregoing, the Debtor will promptly provide a wet-ink signature to the Lender at the Lender’s request.

TANGOLD INC.

Per:	/s/ Weixing Chen
Name: Weixing Chen
Title: Director

Schedule “A”

GRID TABLE

Date	Amount Advanced	Business Purpose	Interest Rate	Amount Repaid	Interest Accrued	Interest Paid	Aggregated Unpaid Balance
As at the Issue Date of this Note	$425,963.63	See Exhibit 1	N/A	Nil	N/A	N/A	$425,963.63 (the Initial Advanced Amount)

Exhibit 1

Unique Indicator	Date	Related Vendor	Amount Advanced	Business Purpose	Interest Rate	Amount Repaid	Interest Accrued	Interest Paid	Aggregated Unpaid Balance
A.I. Payment	10/Oct/21	Alberta Innovates Grant	$-	Grant Capital Received by AdvEn	0.0%	$11,000.00	$-	$-	-$	11,000.00
CRIN Payment	4/Nov/21	CRIN Grant	$-	Grant Capital Received by AdvEn	0.0%	$89,000.00	$-	$-	-$	89,000.00
Feb Invoice	1/Feb/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-		$119.00
February Rent	1/Feb/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-		$2,256.48
February Rent-Op	1/Feb/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-		$1,277.87
6992-S	28/Feb/21	02-Feb 2021 - Salary allocations	$10,791.29	Salaries & Employee Expenses	0.0%	$-	$-	$-		$10,791.29
6992	28/Feb/21	02-Feb 2021 - CPP and EI allocations	$646.02	Salaries & Employee Expenses	0.0%	$-	$-	$-		$646.02
March Rent	1/Mar/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-		$2,256.48
March Rent-Op	1/Mar/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-		$1,277.87
February 2021- TW7	3/Mar/21	Tianfei Wang(reimbursement)	$332.63	Miscellaneous G&A	0.0%	$-	$-	$-		$332.63
February 2021-- TW6	3/Mar/21	Tianfei Wang(reimbursement)	$5.97	Miscellaneous G&A	0.0%	$-	$-	$-		$5.97
6996-S	31/Mar/21	03-Mar 2021 - Salary allocations	$8,480.00	Salaries & Employee Expenses	0.0%	$-	$-	$-		$8,480.00
6996	31/Mar/21	03-Mar 2021 - CPP and EI allocations	$486.46	Salaries & Employee Expenses	0.0%	$-	$-	$-		$486.46
April Invoice	1/Apr/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-		$119.00
March Invoice	1/Apr/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-		$119.00
April Rent	1/Apr/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-		$2,256.48
April Rent-Op	1/Apr/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-		$1,277.87
5219046277	16/Apr/21	UPS Brokerage	$19.17	Miscellaneous G&A	0.0%	$-	$-	$-		$19.17
6999-S	30/Apr/21	04-Apr 2021 - Salary allocations	$8,480.00	Salaries & Employee Expenses	0.0%	$-	$-	$-		$8,480.00
6999	30/Apr/21	04-Apr 2021 - CPP and EI allocations	$486.46	Salaries & Employee Expenses	0.0%	$-	$-	$-		$486.46
May Invoice	1/May/21	SHAW CABLE-030-9242-5107	$121.38	Miscellaneous G&A	0.0%	$-	$-	$-		$121.38
May Rent	1/May/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-		$2,256.48
May Rent-Op	1/May/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-		$1,277.87
553603316	20/May/21	SIGMA-ALDRICH CANADA CO.	$422.00	R&D Materials / Supplies	0.0%	$-	$-	$-		$422.00
7001-S	31/May/21	05-May 2021 - Salary allocations	$8,813.67	Salaries & Employee Expenses	0.0%	$-	$-	$-		$8,813.67
7001	31/May/21	05-May 2021 - CPP and EI allocations	$510.25	Salaries & Employee Expenses	0.0%	$-	$-	$-		$510.25

June Rent	1/Jun/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
June Rent-Op	1/Jun/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,277.87
June Invoice	24/Jun/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-	$119.00
Cem Gel-32.91	30/Jun/21	Unknown	$32.91	R&D Materials / Supplies	0.0%	$-	$-	$-	$32.91
7003-S	30/Jun/21	06-Jun 2021 - Salary allocations	$8,480.00	Salaries & Employee Expenses	0.0%	$-	$-	$-	$8,480.00
7003	30/Jun/21	06-Jun 2021 - CPP and EI allocations	$482.39	Salaries & Employee Expenses	0.0%	$-	$-	$-	$482.39
July Rent	1/Jul/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
July Rent-Op	1/Jul/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,277.87
July charges	28/Jul/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-	$119.00
August Rent	31/Jul/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
August Rent-Op	31/Jul/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,277.87
7005-S	31/Jul/21	07-Jul 2021 - Salary allocations	$8,480.00	Salaries & Employee Expenses	0.0%	$-	$-	$-	$8,480.00
7005	31/Jul/21	07-Jul 2021 - CPP and EI allocations	$221.91	Salaries & Employee Expenses	0.0%	$-	$-	$-	$221.91
August	1/Aug/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-	$119.00
8832351	4/Aug/21	ULINE CANADA CORPORATION	$65.98	Miscellaneous G&A	0.0%	$-	$-	$-	$65.98
11054	18/Aug/21	TestResources Inc.	$8,946.88	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$8,946.88
65432705	18/Aug/21	Linde Canada inc.	$137.75	R&D Materials / Supplies	0.0%	$-	$-	$-	$137.75
65432756	19/Aug/21	Linde Canada inc.	$303.43	R&D Materials / Supplies	0.0%	$-	$-	$-	$303.43
Visa-08242021	24/Aug/21	Ladd Research	$243.58	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$243.58
65689640	29/Aug/21	Linde Canada inc.	$772.63	R&D Materials / Supplies	0.0%	$-	$-	$-	$772.63
65689943	29/Aug/21	Linde Canada inc.	$289.07	R&D Materials / Supplies	0.0%	$-	$-	$-	$289.07
EXP-08312021-TW5	31/Aug/21	Tianfei Wang(reimbursement)	$145.33	R&D Materials / Supplies	0.0%	$-	$-	$-	$145.33
EXP-08312021-TW3	31/Aug/21	Tianfei Wang(reimbursement)	$14.40	R&D Materials / Supplies	0.0%	$-	$-	$-	$14.40
EXP-08312021-TW2	31/Aug/21	Tianfei Wang(reimbursement)	$12.81	R&D Materials / Supplies	0.0%	$-	$-	$-	$12.81
EXP-08312021-TW4	31/Aug/21	Tianfei Wang(reimbursement)	$8.36	R&D Materials / Supplies	0.0%	$-	$-	$-	$8.36
EXP-08312021-TW1	31/Aug/21	Tianfei Wang(reimbursement)	$5.50	R&D Materials / Supplies	0.0%	$-	$-	$-	$5.50
7012-S	31/Aug/21	08-Aug 2021 - Salary allocations	$8,480.00	Salaries & Employee Expenses	0.0%	$-	$-	$-	$8,480.00
7012	31/Aug/21	08-Aug 2021 - CPP and EI allocations	$221.91	Salaries & Employee Expenses	0.0%	$-	$-	$-	$221.91
5107-Sep2021	1/Sep/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-	$119.00

Rent-Sep2021	1/Sep/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
Rent-Sep2021-Op	1/Sep/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,277.87
65844373	3/Sep/21	Linde Canada inc.	$331.13	R&D Materials / Supplies	0.0%	$-	$-	$-	$331.13
00002X88W7361	4/Sep/21	UPS Brokerage	$50.03	Miscellaneous G&A	0.0%	$-	$-	$-	$50.03
Exp09072021	7/Sep/21	Yuna, Kim EXP	$759.37	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$759.37
818014	8/Sep/21	Action Transportation Group	$880.62	Miscellaneous G&A	0.0%	$-	$-	$-	$880.62
Visa-Sep302021-5	8/Sep/21	ULINE CANADA CORPORATION	$65.98	Miscellaneous G&A	0.0%	$-	$-	$-	$65.98
PI-105900	8/Sep/21	Targray Technology International Inc.	$275.63	R&D Materials / Supplies	0.0%	$-	$-	$-	$275.63
IN208270	14/Sep/21	Aevitas	$1,573.21	R&D Materials / Supplies	0.0%	$-	$-	$-	$1,573.21
554624195	15/Sep/21	SIGMA-ALDRICH CANADA CO.	$156.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$156.00
554624986	15/Sep/21	SIGMA-ALDRICH CANADA CO.	$150.20	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$150.20
554626010	15/Sep/21	SIGMA-ALDRICH CANADA CO.	$58.60	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$58.60
Visa-Sep302021	15/Sep/21	AMAZON.CA	$77.56	Miscellaneous G&A	0.0%	$-	$-	$-	$77.56
Visa-Sep302021-6	15/Sep/21	AMAZON.CA	$38.78	Miscellaneous G&A	0.0%	$-	$-	$-	$38.78
000-328384	16/Sep/21	GREGG DISTRIBUTORS LIMITED	$445.57	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$445.57
Visa-Sep302021-8	16/Sep/21	AMAZON.CA	$254.34	Miscellaneous G&A	0.0%	$-	$-	$-	$254.34
SI-29253	16/Sep/21	Targray Technology International Inc.	$262.50	R&D Materials / Supplies	0.0%	$-	$-	$-	$262.50
Visa-Sep302021-4	22/Sep/21	Omega	$231.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$231.00
8014134	22/Sep/21	Fisher Scientific Company (Canada)	$334.34	R&D Materials / Supplies	0.0%	$-	$-	$-	$334.34
Visa-Sep302021-3	23/Sep/21	Midwest Engineering	$3,097.50	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$3,097.50
Visa-Sep302021-9	24/Sep/21	AMAZON.CA	$260.37	Miscellaneous G&A	0.0%	$-	$-	$-	$260.37
00002X88W7391	25/Sep/21	UPS Brokerage	$135.55	Miscellaneous G&A	0.0%	$-	$-	$-	$135.55
66217697	25/Sep/21	Linde Canada inc.	$220.37	R&D Materials / Supplies	0.0%	$-	$-	$-	$220.37
66249009	26/Sep/21	Linde Canada inc.	$830.58	R&D Materials / Supplies	0.0%	$-	$-	$-	$830.58
66249319	26/Sep/21	Linde Canada inc.	$303.52	R&D Materials / Supplies	0.0%	$-	$-	$-	$303.52
HY21072197-5	28/Sep/21	Anytester ( Hefei) Co. Ltd.	$53,096.25	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$53,096.25
7017-S	30/Sep/21	09-Sep 2021 - Salary allocations	$18,113.23	Salaries & Employee Expenses	0.0%	$-	$-	$-	$18,113.23
7017	30/Sep/21	09-Sep 2021 - CPP and EI allocations	$919.59	Salaries & Employee Expenses	0.0%	$-	$-	$-	$919.59
5272192867	1/Oct/21	UPS Brokerage	$446.85	Miscellaneous G&A	0.0%	$-	$-	$-	$446.85

5107-Oct2021	1/Oct/21	SHAW CABLE-030-9242-5107	$121.38	Miscellaneous G&A	0.0%	$-	$-	$-	$121.38
UPS-93.42	1/Oct/21	UPS Brokerage	$93.42	Miscellaneous G&A	0.0%	$-	$-	$-	$93.42
00002X88W7381	1/Oct/21	UPS Brokerage	$59.62	Miscellaneous G&A	0.0%	$-	$-	$-	$59.62
00002X88W7331	1/Oct/21	UPS Brokerage	$49.47	Miscellaneous G&A	0.0%	$-	$-	$-	$49.47
5274505159	1/Oct/21	UPS Brokerage	$27.43	Miscellaneous G&A	0.0%	$-	$-	$-	$27.43
UPS-27.43	1/Oct/21	UPS Brokerage	$27.43	Miscellaneous G&A	0.0%	$-	$-	$-	$27.43
Rent-Oct2021	1/Oct/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
Rent-Oct2021-Op	1/Oct/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,277.87
CLH21219	5/Oct/21	Century Land Homes Ltd.	$6,565.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$6,565.00
8040684	7/Oct/21	Fisher Scientific Company (Canada)	$250.00	R&D Materials / Supplies	0.0%	$-	$-	$-	$250.00
66497056	8/Oct/21	Linde Canada inc.	$190.20	R&D Materials / Supplies	0.0%	$-	$-	$-	$190.20
00002X88W7421	9/Oct/21	UPS Delivery Service	$66.95	Miscellaneous G&A	0.0%	$-	$-	$-	$66.95
0000002X88W7411	9/Oct/21	UPS Delivery Service	$2.50	Miscellaneous G&A	0.0%	$-	$-	$-	$2.50
66545093	13/Oct/21	Linde Canada inc.	$572.54	R&D Materials / Supplies	0.0%	$-	$-	$-	$572.54
665000079	15/Oct/21	Mettler-Toledo Inc.	$57,208.14	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$57,208.14
21GNT1060	19/Oct/21	GELON LIB CO LIMITED	$3,222.50	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$3,222.50
2122184	19/Oct/21	ITW EAE	$-	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$-
66654324	21/Oct/21	Linde Canada inc.	$258.40	R&D Materials / Supplies	0.0%	$-	$-	$-	$258.40
554970784	22/Oct/21	SIGMA-ALDRICH CANADA CO.	$98.10	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$98.10
Visa-Oct2021-4	23/Oct/21	AMAZON.CA	$8.39	Miscellaneous G&A	0.0%	$-	$-	$-	$8.39
Exp10262021	26/Oct/21	Zhezhu XU (Exp)	$1,925.27	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$1,925.27
Visa-Oct2021-5	26/Oct/21	AMAZON.CA	$52.48	Miscellaneous G&A	0.0%	$-	$-	$-	$52.48
00002X88W7441	30/Oct/21	UPS Brokerage	$6.78	Miscellaneous G&A	0.0%	$-	$-	$-	$6.78
66936650	31/Oct/21	Linde Canada inc.	$383.66	R&D Materials / Supplies	0.0%	$-	$-	$-	$383.66
7020-S	31/Oct/21	10-Oct 2021 - Salary allocations	$22,537.44	Salaries & Employee Expenses	0.0%	$-	$-	$-	$22,537.44
7020	31/Oct/21	10-Oct 2021 - CPP and EI allocations	$1,192.57	Salaries & Employee Expenses	0.0%	$-	$-	$-	$1,192.57
11221	1/Nov/21	TestResources Inc.	$9,134.38	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$9,134.38
20211101H	1/Nov/21	Vigor Tech USA LLC	$306.25	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$306.25
5107-Nov2021	1/Nov/21	SHAW CABLE-030-9242-5107	$144.05	Miscellaneous G&A	0.0%	$-	$-	$-	$144.05

Rent-Nov2021	1/Nov/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
Rent-Nov2021-Op	1/Nov/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,277.87
8080123	1/Nov/21	Fisher Scientific Company (Canada)	$190.60	R&D Materials / Supplies	0.0%	$-	$-	$-	$190.60
985337	5/Nov/21	Demko Ventilation Services Ltd.	$887.25	Miscellaneous G&A	0.0%	$-	$-	$-	$887.25
Exp11052021	5/Nov/21	Yuna, Kim EXP	$371.00	Miscellaneous G&A	0.0%	$-	$-	$-	$371.00
Exp11152021	15/Nov/21	Weixing Chen (reimbursement)	$151.94	Miscellaneous G&A	0.0%	$-	$-	$-	$151.94
9040074680	16/Nov/21	Thermo Fisher Scientific (Mississauga)	$57,234.12	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$57,234.12
9402485	16/Nov/21	ULINE CANADA CORPORATION	$287.67	Miscellaneous G&A	0.0%	$-	$-	$-	$287.67
8108383	17/Nov/21	FIELD LLP	$768.91	R&D Materials / Supplies	0.0%	$-	$-	$-	$768.91
CLH21242	18/Nov/21	Century Land Homes Ltd.	$34,327.60	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$34,327.60
CLH21241	18/Nov/21	Century Land Homes Ltd.	$884.63	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$884.63
Exp11192021	19/Nov/21	Cory Reynolds - reimburse	$1,018.75	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$1,018.75
67256566	20/Nov/21	Linde Canada inc.	$334.97	R&D Materials / Supplies	0.0%	$-	$-	$-	$334.97
Exp11222021	22/Nov/21	Zhezhu XU (Exp)	$3,274.15	Miscellaneous G&A	0.0%	$-	$-	$-	$3,274.15
IN210077	22/Nov/21	Aevitas	$2,927.70	R&D Materials / Supplies	0.0%	$-	$-	$-	$2,927.70
Exp11292021	23/Nov/21	Jean Chen Exp	$287.60	Miscellaneous G&A	0.0%	$-	$-	$-	$287.60
Exp11242021	24/Nov/21	Tianfei Wang(reimbursement)	$85.96	Miscellaneous G&A	0.0%	$-	$-	$-	$85.96
000-430377	25/Nov/21	GREGG DISTRIBUTORS LIMITED	$3,200.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$3,200.00
000-430377-2	25/Nov/21	GREGG DISTRIBUTORS LIMITED	$200.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$200.00
CP21115	28/Nov/21	Century Power Ltd.	$4,323.04	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$4,323.04
67462378	28/Nov/21	Linde Canada inc.	$374.93	R&D Materials / Supplies	0.0%	$-	$-	$-	$374.93
102689	30/Nov/21	Lindsey MacCarthy LLP	$8,212.50	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$8,212.50
615578	30/Nov/21	FIELD LLP	$243.00	R&D Materials / Supplies	0.0%	$-	$-	$-	$243.00
7027-S	30/Nov/21	11-Nov 2021 - Salary allocations	$22,365.01	Salaries & Employee Expenses	0.0%	$-	$-	$-	$22,365.01
7027	30/Nov/21	11-Nov 2021 - CPP and EI allocations	$1,192.57	Salaries & Employee Expenses	0.0%	$-	$-	$-	$1,192.57
5107-Dec2021	1/Dec/21	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-	$119.00
Rent-Dec2021	1/Dec/21	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
Rent-Dec2021-Op	1/Dec/21	FUTURA SERVICES CORP	$1,277.87	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,277.87
TD Visa	3/Dec/21	MTI Corporation	$1,154.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$1,154.00

21GNT1276	3/Dec/21	GELON LIB CO LIMITED	$968.75	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$968.75
TD Visa-2	4/Dec/21	MTI Corporation	$184.17	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$184.17
67633665	4/Dec/21	Linde Canada inc.	$471.05	R&D Materials / Supplies	0.0%	$-	$-	$-	$471.05
HY21122376	7/Dec/21	Anytester (Hefei) Co. Ltd.	$15,968.75	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$15,968.75
Exp12132021	9/Dec/21	Weixing Chen (reimbursement)	$18.08	Miscellaneous G&A	0.0%	$-	$-	$-	$18.08
8145309	9/Dec/21	Fisher Scientific Company (Canada)	$254.70	R&D Materials / Supplies	0.0%	$-	$-	$-	$254.70
67737303	14/Dec/21	Linde Canada inc.	$904.15	R&D Materials / Supplies	0.0%	$-	$-	$-	$904.15
8152155	14/Dec/21	Fisher Scientific Company (Canada)	$279.98	R&D Materials / Supplies	0.0%	$-	$-	$-	$279.98
8152154	14/Dec/21	Fisher Scientific Company (Canada)	$1.73	R&D Materials / Supplies	0.0%	$-	$-	$-	$1.73
9594446	16/Dec/21	ULINE CANADA CORPORATION	$1,317.19	Miscellaneous G&A	0.0%	$-	$-	$-	$1,317.19
8156650	16/Dec/21	Fisher Scientific Company (Canada)	$483.48	R&D Materials / Supplies	0.0%	$-	$-	$-	$483.48
8156648	16/Dec/21	Fisher Scientific Company (Canada)	$98.32	R&D Materials / Supplies	0.0%	$-	$-	$-	$98.32
8156649	16/Dec/21	Fisher Scientific Company (Canada)	$47.54	R&D Materials / Supplies	0.0%	$-	$-	$-	$47.54
Exp12202021	20/Dec/21	Jean Chen Exp	$84.64	Miscellaneous G&A	0.0%	$-	$-	$-	$84.64
639129283	21/Dec/21	Mettler-Toledo Inc.	$5,510.15	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$5,510.15
68104275	21/Dec/21	Linde Canada inc.	$702.84	R&D Materials / Supplies	0.0%	$-	$-	$-	$702.84
188606867-022 2021	22/Dec/21	City of Edmonton- Business Licence	$122.00	Miscellaneous G&A	0.0%	$-	$-	$-	$122.00
67940082	22/Dec/21	Linde Canada inc.	$533.50	R&D Materials / Supplies	0.0%	$-	$-	$-	$533.50
6011630	29/Dec/21	MTI Corporation	$	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$-
7028-S	31/Dec/21	12-Dec 2021 - Salary allocations	$27,382.76	Salaries & Employee Expenses	0.0%	$-	$-	$-	$27,382.76
7028	31/Dec/21	12-Dec 2021 - CPP and EI allocations	$1,192.57	Salaries & Employee Expenses	0.0%	$-	$-	$-	$1,192.57
5107-Jan2022	1/Jan/22	SHAW CABLE-030-9242-5107	$119.00	Miscellaneous G&A	0.0%	$-	$-	$-	$119.00
Rent-Jan2022	1/Jan/22	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
Rent-Jan2022-Op	1/Jan/22	FUTURA SERVICES CORP	$1,431.26	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,431.26
8178475	5/Jan/22	Fisher Scientific Company (Canada)	$70.05	R&D Materials / Supplies	0.0%	$-	$-	$-	$70.05
Rent-Feb2022	1/Feb/22	FUTURA SERVICES CORP	$2,256.48	Rent & Utilities Cost	0.0%	$-	$-	$-	$2,256.48
Rent-Feb2022-Op	1/Feb/22	FUTURA SERVICES CORP	$1,431.26	Rent & Utilities Cost	0.0%	$-	$-	$-	$1,431.26
Boooo4785	4/Feb/22	DTS Advanced Logistics Inc.	$95.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$95.00
Rent-Mar2022	1/Mar/22	FUTURA SERVICES CORP	$3,687.74	Rent & Utilities Cost	0.0%	$-	$-	$-	$3,687.74

Customs	3/Mar/22	DTS Advanced Logistics Inc.	$5,282.23	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$5,282.23
B00005287	17/Mar/22	DTS Advanced Logistics Inc.	$95.00	Carbon Fibre Asset Purchase	0.0%	$-	$-	$-	$95.00
Rent-Apr2022	1/Apr/22	FUTURA SERVICES CORP	$3,687.74	Rent & Utilities Cost	0.0%	$-	$-	$-	$3,687.74
UPS - 84.13	?	UPS	$84.13	Miscellaneous G&A	0.0%	$-	$-	$-	$84.13
		Total Balance Due							$425,963.63

May [•], 2022

AdvEn Industries Inc.

Attention:             Michael Steele and Weixing Chen

Re:           Tangold Promissory Notes

Reference is made to the grid promissory note dated May [•], 2022 (the “Thread Note”) of Tangold Inc. (“Tangold”) in favour of 2396723 Alberta Ltd., operating as Thread Innovations (“Thread”).

Reference is also made to the grid promissory note dated May [•], 2022 (the “AdvEn Note”) of Tangold in favour of AdvEn Industries Inc. (“AdvEn”).

In consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.	Thread and Tangold acknowledge and agree that the Thread Note shall be subordinate in priority to the rights granted pursuant the AdvEn Note and all obligations relating to or arising from the AdvEn Note.

2.	Tangold covenants and agrees that it shall not grant, and Thread covenants and agrees that it shall not create or enforce, any mortgage, charge, pledge, security interest, lien, claim or encumbrance of any kind on any of Tangold’s assets, in each case until such time as the AdvEn Note has been repaid in full.

3.	the parties hereby acknowledge and agree that:

(a)	this letter agreement shall be effective as of the date hereof until such time as the AdvEn Note has been repaid in full, unless terminated earlier by mutual agreement of the parties hereto;

(b)	this letter agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein; and

(c)	this letter agreement may be executed in counterparts, which taken together form one agreement, and signatures provided by facsimile or other electronic methods are equivalent to original signatures.

Yours truly,

TANGOLD INC.

Per:
Name:
Title:

2396723 ALBERTA LTD.

Per:
Name:
Title:

ACKNOWLEDGED AND AGREED TO this ____ day of May, 2022.

ADVEN INDUSTRIES INC.

Per:
Name:
Title: